Exhibit 25

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5266470 (I.R.S. Employer Identification No. )

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0449260 (I.R.S. employer identification no.)

420 Montgomery Street San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.

(Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2017- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 26th day of October, 2017.

CITIBANK, N.A.

By	/s/ Cirino Emanuele
Cirino Emanuele
Vice President

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

In millions of dollars	June 30, 2017 (Unaudited)	December 31, 2016
Assets
Cash and due from banks (including segregated cash and other deposits)	$20,940	$23,043
Deposits with banks	165,142	137,451
Federal funds sold and securities borrowed or purchased under agreements to resell (including $142,831 and $133,204 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	234,065	236,813
Brokerage receivables	40,487	28,887
Trading account assets (including $98,974 and $80,986 pledged to creditors at June 30, 2017 and December 31, 2016, respectively)	259,606	243,925
Investments:
Available for sale (including $8,512 and $8,239 pledged to creditors as of June 30, 2017 and December 31, 2016, respectively)	293,629	299,424
Held to maturity (including $311 and $843 pledged to creditors as of June 30, 2017 and December 31, 2016, respectively)	50,175	45,667
Non-marketable equity securities (including $1,384 and $1,774 at fair value as of June 30, 2017 and December 31, 2016, respectively)	7,906	8,213
Total investments	$351,710	$353,304
Loans:
Consumer (including $27 and $29 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	325,261	325,063
Corporate (including $4,189 and $3,457 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	319,434	299,306
Loans, net of unearned income	$644,695	$624,369
Allowance for loan losses	(12,025)	(12,060)
Total loans, net	$632,670	$612,309
Goodwill	22,349	21,659
Intangible assets (other than MSRs)	4,887	5,114
Mortgage servicing rights (MSRs)	560	1,564
Other assets (including $18,993 and $15,729 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	131,647	128,008
Total assets	$1,864,063	$1,792,077

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

In millions of dollars	June 30, 2017 (Unaudited)	December 31, 2016
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$86	$142
Trading account assets	1,236	602
Investments	2,932	3,636
Loans, net of unearned income
Consumer	53,816	53,401
Corporate	19,241	20,121
Loans, net of unearned income	$73,057	$73,522
Allowance for loan losses	(1,863)	(1,769)
Total loans, net	$71,194	$71,753
Other assets	154	158
Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$75,602	$76,291

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)

In millions of dollars, except shares and per share amounts	June 30, 2017 (Unaudited)	December 31, 2016
Liabilities
Non-interest-bearing deposits in U.S. offices	$126,253	$136,698
Interest-bearing deposits in U.S. offices (including $334 and $434 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	311,361	300,972
Non-interest-bearing deposits in offices outside the U.S.	83,046	77,616
Interest-bearing deposits in offices outside the U.S. (including $1,006 and $778 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	438,083	414,120
Total deposits	$958,743	$929,406
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $44,881 and $33,663 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	154,780	141,821
Brokerage payables	62,947	57,152
Trading account liabilities	136,745	139,045
Short-term borrowings (including $4,833 and $2,700 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	36,519	30,701
Long-term debt (including $29,001 and $26,254 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	225,179	206,178
Other liabilities (including $14,335 and $10,796 as of June 30, 2017 and December 31, 2016, respectively, at fair value)	58,043	61,631
Total liabilities	$1,632,956	$1,565,934
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 770,120 as of June 30, 2017 and as of December 31, 2016, at aggregate liquidation value	$19,253	$19,253
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,523,273 and 3,099,482,042 as of June 30, 2017 and December 31, 2016	31	31
Additional paid-in capital	107,798	108,042
Retained earnings	152,178	146,477
Treasury stock, at cost: June 30, 2017—374,967,178 shares and December 31, 2016—327,090,192 shares	(19,342)	(16,302)
Accumulated other comprehensive income (loss) (AOCI)	(29,899)	(32,381)
Total Citigroup stockholders’ equity	$230,019	$225,120
Noncontrolling interest	1,088	1,023
Total equity	$231,107	$226,143
Total liabilities and equity	$1,864,063	$1,792,077

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

In millions of dollars	June 30, 2017 (Unaudited)	December 31, 2016
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$10,317	$10,697
Long-term debt	28,265	23,919
Other liabilities	456	1,275
Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$39,038	$35,891

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	Citigroup Inc. and Subsidiaries
(UNAUDITED)

	Six Months Ended June 30,
In millions of dollars, except shares in thousands	2017	2016
Preferred stock at aggregate liquidation value
Balance, beginning of period	$19,253	$16,718
Issuance of new preferred stock	—	2,535
Balance, end of period	$19,253	$19,253
Common stock and additional paid-in capital
Balance, beginning of period	$108,073	$108,319
Employee benefit plans	(239)	(516)
Preferred stock issuance expense	—	(37)
Other	(5)	(5)
Balance, end of period	$107,829	$107,761
Retained earnings
Balance, beginning of period	$146,477	$133,841
Adjustment to opening balance, net of taxes(1)	(660)	15
Adjusted balance, beginning of period	$145,817	$133,856
Citigroup’s net income	7,962	7,499
Common dividends(2)	(890)	(296)
Preferred dividends	(621)	(532)
Other(3)	(90)	—
Balance, end of period	$152,178	$140,527
Treasury stock, at cost
Balance, beginning of period	$(16,302)	$(7,677)
Employee benefit plans(4)	523	773
Treasury stock acquired(5)	(3,563)	(2,634)
Balance, end of period	$(19,342)	$(9,538)
Citigroup’s accumulated other comprehensive income (loss)
Balance, beginning of period	$(32,381)	$(29,344)
Adjustment to opening balance, net of taxes(1)	504	(15)
Adjusted balance, beginning of period	$(31,877)	$(29,359)
Citigroup’s total other comprehensive income (loss)	1,978	3,244
Balance, end of period	$(29,899)	$(26,115)
Total Citigroup common stockholders’ equity	$210,766	$212,635
Total Citigroup stockholders’ equity	$230,019	$231,888
Noncontrolling interests
Balance, beginning of period	$1,023	$1,235
Transactions between noncontrolling-interest shareholders and the related consolidated subsidiary	—	(11)
Transactions between Citigroup and the noncontrolling-interest shareholders	6	(73)
Net income attributable to noncontrolling-interest shareholders	42	31
Dividends paid to noncontrolling-interest shareholders	—	(1)
Other comprehensive income (loss) attributable to noncontrolling-interest shareholders	70	(23)
Other	(53)	(25)
Net change in noncontrolling interests	$65	$(102)
Balance, end of period	$1,088	$1,133
Total equity	$231,107	$233,021

(1)	See Note 1 to the Consolidated Financial Statements for additional details.
(2)	Common dividends declared were $0.16 per share in the first and second quarter of 2017 and $0.05 per share in the first and second quarter of 2016.
(3)	Includes the impact of ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. See Note 1 to the Consolidated Financial Statements.
(4)	Includes treasury stock related to (i) certain activity on employee stock option program exercises where the employee delivers existing shares to cover the option exercise, or (ii) under Citi’s employee restricted or deferred stock programs where shares are withheld to satisfy tax requirements.
(5)	For the six months ended June 30, 2017 and 2016, primarily consists of open market purchases under Citi’s Board of Directors-approved common stock repurchase program.

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.